                                                                               .
                                                                               .
                                                                               .
                                                                      EXHIBIT 21

                       SUBSIDIARIES OF WMS INDUSTRIES INC.

Subsidiary                                      Jurisdiction of Incorporation
----------                                      -----------------------------

WMS Gaming Inc.                                 Delaware
WMS Gaming (Canada) Ltd.                        New Brunswick, Canada
Lenc-Smith Inc.                                 Delaware
Williams Electronics Games, Inc.                Delaware
WMS Finance Inc.                                Delaware
WMS Gaming International, S.L.                  Spain
WMS Gaming Australia PTY Ltd.                   Australia
WMS Gaming Africa (Pty) Ltd.                    South Africa

All subsidiaries are 100% owned by WMS Industries Inc. or its subsidiaries.